Exhibit 10.29

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”) is made as of the 28th day of September, 2008, by and among LIGHTPATH TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware, U.S.A., and having an address at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 (“LightPath”), LIGHTPATH CDGM (CHENGDU) OPTICAL CO. LTD., a corporation organized under the laws of the Peoples’ Republic of China and having an address at No. 32 Xi Xin Avenue, High-New West Zone, Chengdu Municipality, Sichuan Province, the Peoples’ Republic of China (“Chengdu”) and CDGM GLASS CO. LTD., a corporation organized under the laws of the Peoples’ Republic of China having an address at No. 6 South Jianshe Zhi Road, Chengdu City, Sichuan Province, the Peoples’ Republic of China (“CDGM” with LightPath and Chengdu each known herein as a “Party” and collectively as the “Parties”).

WITNESSETH

WHEREAS, (i) LightPath and CDGM have entered into that certain Joint Venture Contract dated January 8, 2008 (the “Joint Venture Agreement”), (ii) CDGM and Chengdu have entered into that certain Supply Agreement dated January 8, 2008 (the “Supply Agreement”) and (iii) LightPath and Chengdu have entered into that certain Technology Licensing Agreement dated January 1, 2008 (the “Licensing Agreement” and collectively with the Joint Venture Agreement and the Supply Agreement known herein as the “Transaction Documents”); and

WHEREAS, the Parties desire to terminate the Transaction Documents and any transactions contemplated thereby on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. Defined Terms. All terms used herein shall have the same meanings as in the Transaction Documents unless otherwise defined herein.

2. Termination of the Transaction Documents. The Transaction Documents and any transactions contemplated thereby are hereby terminated as of the date hereof (the “Termination Date”) as if the Termination Date were set forth in the Transaction Documents as the expiration date of such documents. Notwithstanding anything in the Transaction Documents to the contrary, as of the Termination Date none of the Parties shall have any further obligations or liability under the Transaction Documents.

3. Mutual Releases. Each of the Parties hereby releases and forever discharges the others, and their respective shareholders, partners, officers, directors, agents, trustees, beneficiaries, and employees, of and from any and all claims, acts, damages, demands, rights of action and causes of action which such party ever had, now has or in the future may have, against the other, arising from or in any way connected with the Transaction Documents and the transactions contemplated thereunder, except for those obligations contained herein. This release is intended as a full settlement and compromise of each, every and all claims of every kind and nature, whether now known or hereafter discovered.

4. Default. In the event that any of the Parties to this Termination Agreement shall institute any action or proceeding against another out of or based upon this Termination Agreement, or by reason of any default hereunder, the prevailing Party in such action or proceeding shall be entitled to recover from the other Party all costs of such action or proceeding, including reasonable attorneys’ and paralegals’ fees at all trial and appellate levels and in bankruptcy.

5. Representations. Each of the Parties represents to the others that they have the full power and authority to execute this Termination Agreement. Each of the Parties represents to the others that they have not made any assignment, transfer, conveyance or other disposition of any of the Transaction Documents other than as may be described above.

6. Whole Agreement. The mutual obligations of the Parties as provided herein are the sole consideration for this Termination Agreement, and no representations, promises of inducements have been made by the Parties other than as appear in this Termination Agreement. This Termination Agreement may not be amended except in writing signed by all Parties.

7. Governing Law. The laws or regulations or relevant documentation of the Peoples’ Republic of China which are officially published and publicly available shall apply to and govern the formation, validity interpretation and implementation of this Termination Agreement. In the event that there is no officially published and publicly available law of the Peoples’ Republic of China governing a particular matter relating to this Termination Agreement, reference shall be made to the relevant provisions in any treaty to which the Peoples’ Republic of China is a member or signatory. If there is no such applicable treaty provision, then reference shall be made to general international practices.

8. Notices. All notices, demands, consents, approvals, requests, offers or other communications which any of the Parties to this Termination Agreement may desire or shall be required to be given hereunder shall be in writing (in both English and Chinese) and may be delivered personally, sent by registered airmail (postage prepaid) by a recognized courier service, or sent by facsimile transmission to the address of the receiving Party set forth herein or such other address notified in lieu thereof. The dates on which notices shall be deemed to have been effectively given are as follows: (i) notices given by personal delivery shall be deemed effectively given on the date of personal delivery to a Party; (ii) notices given by registered airmail shall be deemed effectively given on the seventh (7th) day after mailing indicated by postmark; (iii) notices given by air courier shall be deemed effectively given on the date of delivery (as indicated by the airway bill) to the receiving Party; and (iv) notices given by facsimile transmission shall be deemed effectively given on the first (1st) business day following the date of transmission.

9. Miscellaneous. This Termination Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument. This Termination Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties. This Termination Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

WITNESS:		LIGHTPATH:

LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation

/s/ Dorothy M Cipolla		By:	/s/ J. James Gaynor
Name:	Dorothy M. Cipolla	Name:	J. James Gaynor
		Title:	President & CEO

Name:

CDGM:

CDGM GLASS CO., LTD., a corporation organized under the laws of the Peoples’ Republic of China

		By:	/s/ Li Xiao Chun
Name:		Name:	Li Xiao Chun
		Title:	CEO

Name:

CHENGDU:

LIGHTPATH CDGM (CHENGDU) OPTICAL CO., LTD., a corporation organized under the laws of the Peoples’ Republic of China

/s/ Dorothy M. Cipolla		By:	/s/ J. James Gaynor
Name:	Dorothy M. Cipolla	Name:	J. James Gaynor
		Title:	Legal Representative

Name:

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